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                                                                   Exhibit 10.36

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement") is executed and delivered as of June 20, 1996, by and between Eastern Environmental Services, Inc., a Delaware corporation ("Company"), and Robert M. Kramer, an individual ("Employee").

                                    RECITALS
                                    --------

     The Company conducts a diversified waste management business, including, without limitation, waste hauling operations, landfills and other waste management, recycling and waste testing operations ("Business"). The Employee is a lawyer with extensive experience representing clients in the waste industry. The Company desires to hire Employee as its Vice President and General Counsel and the Employee desires to accept the position offered.

     The position of the Employee with the Company will give the Employee access to and familiarity with confidential information and business methods used in the operation of the Business. During the course of Employee's employment, Employee will become familiar with and aware of information as to the specific manner of doing business and the customers of the Company and the Company's future plans. Employee has and will have knowledge of trade secrets of the Company which are valuable assets of the Company.

     Employee recognizes that the business of the Company is dependent upon a number of trade secrets and confidential business information, including customer lists, customer data and operational information. The protection of these trade secrets is

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of critical importance to the Company.  The Company will sustain great loss and damage if, for whatever reason, during the term of this Agreement or Employee's employment with Company and for a period following the termination of this Agreement or Employee's employment, Employee should violate the provisions of paragraph 4 of this Agreement. Further, Employee acknowledges that any such violation would cause irreparable harm to Company and that Company would be entitled, without limitation, to injunctive relief to remedy such violation.

     NOW, THEREFORE, in consideration of Ten Dollars ($10), and the mutual promises, terms and conditions set forth herein and the performance of each, the parties hereby agree as follows:

     1.  Services.
         --------

     (a) Company hereby employs Employee as its Vice President and General Counsel. Additional or different duties, titles or positions may be assigned to Employee or may be taken from Employee from time to time by the Company's President or Board of Directors ("Board"); provided, that the Employee consents to such changes.

     (b) Employee hereby accepts employment upon the terms and conditions contained in this Agreement. Employee shall faithfully adhere to, execute and fulfill all directions and policies established by the Board, to the extent such instructions do not violate applicable laws.

     (c) Employee shall not, during the term of his employment hereunder, without the prior written consent of Company, be engaged in any other competing business activity pursued for gain, profit

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or other pecuniary advantage.  Company acknowledges that Employee is engaged in the private practice of law through Robert M. Kramer & Associates, P.C. and the Company acknowledges that Employee may remain employed by Robert M. Kramer & Associates, P.C.; provided, that Employee devotes an average of sixty (60) hours a month on duties assigned to Employee by the President of the Company.
Employee may make personal investments and conduct his personal business affairs, including, without limitation, participating in the management of businesses which the Employee owns directly or through affiliated entities, as long as such investments do not violate the terms of Paragraph 4.

     2.  Compensation.
         ------------

     (a) For all services to be rendered by Employee to Company, Company shall pay Employee an annual salary at the rate of One Hundred Twenty Five Thousand ($125,000) Dollars per year, payable in accordance with Company's normal payroll procedures. The Company, at its discretion, may from time to time grant bonuses and raises to the Employee.

     (b) The Employee shall be granted stock options ("Options") exercisable for One Hundred Seventy Five Thousand (175,000) shares of the Company's common stock at a per share exercise price equal to the lowest bid price of the Company's common stock on June 20, 1996, the day that Company and Employee agreed to the terms of this Agreement. The Options shall be granted under the Company's 1996 Stock Option Plan. The Options shall be granted on the date this Agreement is executed by the Company. The Options shall vest over

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the term of this Agreement, one fourth of the Options shall vest on each anniversary date of this Agreement's execution. The Options shall be fully vested on the last day of this Agreement's term. Notwithstanding the prior sentence the Options shall all vest immediately, upon a Change of Control, as hereafter defined in Paragraph 2(e) below.

     (c) To the extent that Company, from time to time in its sole discretion, offers or provides any of the following to its employees, then Employee, on an equal basis with such other employees, shall be entitled to: (i) participation in all, if any, life, health, medical, hospital, accident and disability insurance programs of Company in existence for the benefit of the Company's executives and for which Employee qualifies; (ii) participation in all, if any, pension, retirement, profit sharing or stock purchase plans for which Employee qualifies; and (iii) participation in any other employee benefits which Company accords to its employees.

     (d) Employee shall be providing his services to the Company from the King of Prussia offices of Robert M. Kramer & Associates, P.C. During the term of Employee's employment with Company, Employee shall be entitled to reimbursement for reasonable business expenses incurred on behalf of Company, including, without limitation, federal express mail delivery charges, copying charges and facsimile phone transmission charges incurred by Employee in the conduct of his duties to the Company. Employee shall be paid a monthly car allowance of Five Hundred ($500.) Dollars a month.

     (e)  For purposes of this Agreement, a "Change of Control"

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shall mean the occurrence of any of the events set forth in items (i) through and including (iv) below.

       (i) There shall be a "Change of Control", upon the acquisition in one or more transactions by any "Person", (as the term "Person" is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the 1934 Act")) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"). For purposes of this Paragraph 2(e), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding). For purposes of this Paragraph 2(e) the acquisition of Employee of the Beneficial Ownership of 50% percent or more of the Voting Securities shall not be a Change of Control.

       (ii) There shall be a "Change of Control", upon approval by shareholders of the Company of: (A) a merger, reorganization or consolidation involving the Company, if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or

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surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) (1) a complete liquidation or dissolution of the company or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

       (iii) There shall be a "Change of Control", upon acceptance by shareholders of the Company of shares in a share exchange, if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

       (iv) There shall be a "Change of Control", upon the current directors of the Company, Louis Paolino, Jr., George Moorehead and Kenneth Leung, no longer constituting a majority of the Company's Board of Directors.

     3.  Term.  The term of this Agreement shall begin on the date of this
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Agreement and continue for a term of four (4) years. Employee's employment under this Agreement may be terminated during the term hereof only as set forth in Paragraph 7 of this Agreement.

     4.  Noncompetition Covenants.
         ------------------------
     (a)  Employee agrees that the noncompetition covenants

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contained in this Paragraph 4 are a material and substantial part of this
Agreement.

     (b) Employee covenants that during Employee's employment with Company and for two years following the termination of Employee's employment (regardless of the reason for the termination) the Employee shall not, directly or indirectly, without the prior express written consent of Company, do any of the things set forth in item (i) through (iv) below.

       (i) call upon any person who is, at the time of the contact, an employee of Company or its affiliates within the Territory, if the employee serves the Company in a managerial capacity and if the purpose and intent of the contact is to entice such employee away from or out of the employ of Company or its affiliates;

       (ii) call upon any person or entity, which is, at the time of the contact, a customer of the Company or its affiliates within the Territory, for the purpose of soliciting or selling any of the services which are the services offered by the Company within the Territory;

       (iii) disclose the identity of the customers of Company or its affiliates, whether in existence or proposed, to any person, firm, partnership, corporation or other entity whatsoever, for any reason or purpose whatsoever, except if approved by the Board or if compelled to do so by a governmental agency, Court Order or subpoena; or

       (iv)  promote, or assist, financially or otherwise, any

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person, firm, partnership, corporation or other entity whatsoever to do any of the above.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than ten percent of the capital stock of a competing business, the stock of which is traded on a national securities exchange or over-the-counter.

     For the purposes of this Agreement, the term "affiliates" shall mean one or more of: (a) each subsidiary of Company, and (B) each other entity under the direct or indirect control of the Company.

     (c) The Company will sustain significant losses and damages, if Employee breaches the covenants in this Paragraph 4. There is no adequate monetary remedy for the immediate and irreparable damage that would be caused to Company by Employee's breach of its non-competition covenants. Employee agrees that, in the event of a breach by him of the foregoing covenants, such covenants may be enforced by Company by, without limitation, injunctions and restraining orders.

     (d) It is agreed by the parties that the covenants in this Paragraph 4 impose a reasonable restraint on Employee in light of the activities and business of Company on the date of the execution of this Agreement and the future plans of Company.

     (e) The covenants in this Paragraph 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any court of competent jurisdiction shall determine that the scope, time or

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territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     (f) The covenants in this Paragraph 4 shall be construed as independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against Company whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. It is specifically agreed that the duration of the noncompetition covenants stated above shall be computed by excluding from such computation all time during which Employee is in violation of any provision of this Paragraph 4 and all time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action Company seeks to enforce the agreements and covenants of Employee or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement. Provided that, no such exclusion shall include the period of time within which Employee has ceased violating this paragraph, whether or not as a result of being in compliance with Court injunction or doing so voluntarily, and whether or not any action is pending against Employee.

     5.  Return of Company Property.  All correspondence, reports, charts,
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products, records, designs, patents, plans, manuals, "field guides," memoranda, advertising materials, lists and other data or

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property collected by or delivered to Employee by or on behalf of the Company or its representatives, customers and government entities (including, without limitation, customers obtained for Company by Employee), and all other materials compiled by Employee which pertain to the business of Company shall be and shall remain the property of Company, shall be subject at all times to the Company's discretion and control and shall be delivered promptly to Company upon request at any time and without request upon completion or other termination of Employee's employment hereunder.

     6.  Inventions.  Employee shall disclose promptly to Company any and all
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conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Employee during the period of employment which are related to the business or activities of the Company. Employee hereby assigns and agrees to assign all his interests therein to Company or its nominee. Whenever requested to do so by Company, Employee shall execute any and all applications, assignments or other instruments that Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Employee during the period of employment, and shall be binding upon Employee's heirs, assigns, executors, administrators and other legal representatives.

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     7.  Termination; Rights of Termination.
         ----------------------------------

     (a) Employee's employment under this Agreement may be terminated during the term hereof upon the occurrence of any of the items set forth below. If Employee's employment under this Agreement is terminated for any of the reasons set forth below, Employee shall be entitled to receive, and shall immediately be paid in full, three (3) months annual salary that would have been paid under Paragraph 2(a) above, if this Agreement had not been terminated. If in any one or more of the following items occur this Agreement shall be terminated as follows:

       (i)  Automatically upon the death of Employee.

       (ii) Automatically upon the resignation of the Employee, occurring when no Change of Control occurred, or if the Change of Control occurred more than one year after the resignation.

       (iii)  By Company upon written notice to Employee in the event of:

            (A)  Employee's breach of this Agreement;

            (B) Employee's inability to perform his duties under this Agreement because of illness or physical or mental disability or other incapacity which continues for a period of 90 days; or

            (C) Employee's theft or fraud with respect to the business or affairs of Company or if Employee is convicted of a crime involving fraud or theft.

     If the Agreement is terminated by the Company, the Employee shall be provided with a written notice of termination which shall

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state the reason for Employee's termination.

     (b) Employee's employment under this Agreement may be terminated during the term hereof upon the occurance of any of the items set forth below. If Employee's employment under this Agreement is terminated for any of the reasons set forth below, Employee shall be entitled to receive, and shall immediately be paid in full, two (2) years annual salary that would have been paid under Paragraph 2(a) above, if this Agreement had not been terminated. If in any one or more of the following items occur this Agreement shall be terminated as follows:

       (i) Automatically upon the resignation of the Employee, within one year of a Change of Control.

       (ii)  By Company upon written notice to Employee in the event of:

          (A) Employee's unsatisfactory performance of his duties or other obligations hereunder, as determined in good faith by the Board; or

          (B) The Company's merger, consolidation, or other business combination with another entity where the Company is not the surviving entity or the Company's sale of substantially all its assets.

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     If the Agreement is terminated by the Company, the Employee shall be provided with a written notice of termination which shall state the reason for Employee's termination.

     (c) In the event of termination of Employee's employment under this Agreement for any reason provided in paragraph 7(a) or 7(b), all rights and obligations of Company and Employee under this Agreement shall cease immediately, except that Employee's obligations under this subparagraph and paragraphs 4, 5, 6, and 9 herein and Company's obligations to pay the amounts to be paid under Paragraph 7(a) or 7(b), as applicable, shall survive such termination. The right of Employee to exercise any vested Options shall survive the term and the termination of this Agreement by two years. After the termination of this Agreement Employee shall have no right to receive any salary payable hereunder, except as set forth in Paragraph 7(a) or 7(b), as applicable.

     8.  Authority.  Employee shall be authorized to obligate the Company in
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accordance with the Company's policies and procedures from time to time in effect, and as authorized by the Board or the President of the Company.

     9.  Representations of Employee.  Employee represents and warrants to
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Company that he is not subject to any restriction or noncompetition covenant in favor of a former employer or any other person or entity, and that the execution of this Agreement by Employee and his provision of services to Company and the performance of his obligations hereunder will not violate or be a breach of any agreement with a former employer or any other person

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or entity. Further, Employee agrees to indemnify Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against Company based upon or arising out of any noncompetition agreement or invention and secrecy agreement between Employee and such third party.

     10.  Complete Agreement.  This Agreement is the final, complete and
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exclusive statement and expression of the agreement between Company and
Employee, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind. This Agreement may be modified, altered or otherwise amended only by a written instrument executed by both Company and Employee.

     11.  No Waiver; Remedies Cumulative.  No waiver by the parties hereto of
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any default or breach of any term, condition or covenant of this Agreement shall be deemed to e a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     12.  Assignment; Binding Effect.  Employee understands that he has been
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selected by Company on the basis of his personal

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qualifications, experience and skills.  This Agreement is not assignable.  This
Agreement shall be binding upon and inure to the benefit of the parties hereto and Company's successors.

     13.  Notice.  All notices or other communications required or permitted
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hereunder shall be in writing and may be given by depositing the same in the
United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

     To Company:    President
                    1000 Crawford Place
                    Mt. Laurel, N.J. 08054


     To Employee:   Robert M. Kramer
                    1150 First Avenue, Suite 900
                    King of Prussia, Penna. 19406


Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after the deposit in the U.
S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 13.

     14.  Severability; Headings.  If any portion of this Agreement is held
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invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The

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paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

     15.  Governing Law.  This Agreement shall in all respects be construed in
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accordance with the laws of the Commonwealth of Pennsylvania.



                                     EASTERN ENVIRONMENTAL SERVICES, INC.


                                     By:/s/ Louis D. Paolino, Jr.
                                        -------------------------------------
                                        Louis D. Paolino, Jr., President



                                        /s/ Robert M. Kramer
                                        --------------------------------------
                                        Robert M. Kramer

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